UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 21, 2014

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On October 21, 2014, the Audit Committee of the Board of Directors (the "Audit Committee") of Trinity Capital Corporation (the "Company"), in consultation with management of the Company and Los Alamos National Bank (the "Bank"), determined that the audited consolidated financial statements presented to shareholders in Annual Reports and previously filed with the Securities and Exchange Commission on Form 10-K for the years ended December 31, 2009, 2008, 2007 and 2006, should not be relied upon as correct statements of the Company's financial condition and results of operations as of December 31, 2009, 2008, 2007 and 2006 and for the years then ended.

The Audit Committee and the Company's management has been in discussions with both Moss Adams LLP, the Company's independent registered public accounting firm for the years 2006 through 2011, and with Crowe Horwath LLP, the Company's current independent registered public accounting firm, for the years 2012 to present, to address the matters set forth herein.

The Company earlier announced the non-reliance on previously issued financial statements on the following dates:

•
On November 13, 2012, reporting that the Audit Committee determined that the audited consolidated financial statements as of and for the year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed March 15, 2012, should not be relied upon as a correct statement of the Company's financial condition and results of operations as of December 31, 2011 and for the year then ended.

•
On April 23, 2013, reporting that the Audit Committee determined that the audited consolidated financial statements as of and for the year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed March 10, 2011, should not be relied upon as a correct statement of the Company's financial condition and results of operations as of December 31, 2010 and for the year then ended.

Subsequent to the issuance of the Company's June 30, 2012 consolidated financial information on Form 10-Q, the Company's management determined that the Bank had not properly recognized certain losses incurred in its loan portfolio on a timely basis.  This failure was caused by the override of controls by certain former members of management resulting in material weaknesses in internal controls over financial reporting.  As a result of material control weaknesses, certain losses and risks were not properly recognized on a timely basis, certain loans were not downgraded on a timely basis and troubled debt restructure status was not recognized when appropriate.  Therefore, certain loans were not properly taken off accrual status and valuations of underlying collateral, which are typically performed with more regularity for nonaccrual loans, were not obtained on a timely basis and, in some cases, adverse appraisals were not considered.  These loans were not timely written down and the Bank's allowance for loan losses was inadequate once these risks and losses were recognized in the proper periods.  This resulted in an overstatement of the Company's net income in the affected periods.

Item 8.01.	Other Events
As previously announced, the Company has been working to complete its 2013 Annual Report on Form 10-K containing: (i) the restatement of the Company's consolidated financial data for the year ended December 31, 2011 and the consolidated financial information as of and for the quarterly periods ended June 30, 2012 and March 31, 2012; (ii) the selected consolidated financial data for the years ended December 31, 2013, 2012, 2011 (restated), 2010 (restated, unaudited), and 2009 (restated, unaudited), required pursuant to Item 6 of the Form 10-K; (iii) the consolidated financial information as of and for the quarterly periods ended September 30, 2013, June 30, 2013, March 31, 2013 and September 30, 2012, which have not been filed; and (iv) the consolidated  financial statements as of and for the years ended December 31, 2013 and 2012, which have not been filed. The Company is not restating its financial information for any periods other than as indicated above because the Company believes that such financial information has become irrelevant, due to age, to the Company and its shareholders. The Company believes that it is moving toward completion of the Form 10-K and it anticipates that will be filed in November 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: October 27, 2014	By:	/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer